[CIC letterhead]

Exhibit 10.75

December 3, 2015

FirstGlobal Partners LLC
6000 E. Horseshoe Road
Paradise Valley AZ 85253
Attn.: William Keiper, Managing Partner

Re: Compensation Deferral

Dear Will

Reference is made to that certain Note Purchase Agreement, dated as of November 25, 2015, by and among Communication Intelligence Corporation (the “Company”) and certain accredited investors (the “Note Purchase Agreement”). All capitalized terms used herein that are not defined shall have the meaning assigned to those terms in the Note Purchase Agreement.

This letter will serve to confirm that you have agreed to defer compensation owed to you (and to be owed to you provided you continue to provide your services to the Company for the applicable period), as set forth herein. In exchange for the deferral of your compensation as set forth on Exhibit A attached hereto (the “Deferred Compensation”), the Company agrees that such Deferred Compensation will be an unsecured obligation of the Company with the same terms and subject to the same provisions, mutatis mutandis, as those set forth in the Note.

For any Deferred Compensation owed as of September 30, 2015, interest will accrue commencing on October 1, 2015. For any Deferred Compensation generated in any given month starting with October 2015, interest will begin to accrue beginning on the first day of the following month. For example, if $1,000 of Deferred Compensation is generated in October 2015, interest will first begin to accrue on such amount starting November 1. No interest will accrue on such amount during the month of October.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York excluding that body of law relating to conflicts of law.

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Deferred Compensation Side Letter – FGP

Please indicate your agreement and acceptance of the terms and conditions of this letter agreement by executing this letter agreement in the designated space below.

Very truly yours,

COMMUNICATION INTELLIGENCE CORPORATION

By:    /s/ Andrea Goren
Name: Andrea Goren
Title: Chief Financial Officer

AGREED AND ACCEPTED:

FIRSTGLOBAL PARTNERS LLC

By:    /s/ William Keiper
Name: William Keiper
Title: Managing Partner

EXHIBIT A

Deferred Compensation for FIRSTGLOBAL PARTNERS LLC

Estimated through March 31, 20161.

Amount	Month	Year
$10,000.00	July	2015
$10,000.00	August	2015
$10,000.00	September	2015
$20,000.00	October	2015
$20,000.00	November	2015
$20,000.00	December	2015
$20,000.00	January	2016
$20,000.00	February	2016
$20,000.00	March	2016
$150,000.00

1 Actual Deferred Compensation will depend on timing of the Next Equity Financing.